UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2016

QPAGOS

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-192877	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH
Col. Juarez, Del. Cuauhtemoc
Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

+52 (55) 55-110-110

  (Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 28, 2016, the Board of Directors of QPAGOS (the “Company”) upon the recommendation of the Company’s management and based upon discussions between management and the Company’s independent auditors, RBSM, LLP, concluded that the financial statements filed in (i) the Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016 filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2016 , (ii) the Transition Report for the period December 31, 2015 through March 31, 2016 filed with the SEC on June 17, 2016 and the (ii) Current Report on Form 8-K filed with the SEC on May 13, 2016 (collectively, the “Non-Reliance Periods”) as previously issued should no longer be relied upon and will be restated (the “Non-Reliance Determination”).

As a part of the Company’s analysis of its books and records, the Company management had discovered and discussed with the auditors a discrepancy in the booking of revenue in Mexico that has resulted in an overstatement of revenue, a corresponding overstatement of cost of goods sold and a net understatement of the gross profit in the Company’s financial statements filed for the Non-Reliance Periods.

At this time, all the changes necessary to adjust the financial statements for the Non-Reliance Periods are not complete. The Company intends to restate the financial statements presented in the previously filed Quarterly Reports on Form 10-Q, Transition Report on Form 10-Q and Current Report on Form 8-K filed during the Non-Reliance Periods on a Quarterly Report on Form 10-Q/A, a Transition Report on Form 10-Q/A and a Current Report on Form 8-K/A.

We have requested our independent accountants to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountants agree with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which they do not agree. We will file an amended Form 8-K to include our independent accountants’ letter as an exhibit to this filed Form 8-K no later than two business days after we receive their response letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPAGOS

Date: November 3, 2016	By:	/s/ Gaston Pereira
Name: Gaston Pereira
Title: Chief Executive Officer